UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2008

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.02	Results of Operations and Financial Condition.
ITEM 7.01	Regulation FD Disclosure.
ITEM 8.01	Other Events.

On February 14, 2008, Macrovision Corporation announced that on February 13, 2008 it entered into a definitive agreement with an affiliated company of Thoma Cressey Bravo to sell Macrovision’s software business unit in a cash transaction valued at approximately $200 million. The transaction will include Macrovision’s software product lines including, but not limited to, the InstallShield® , Adminstudio® and FLEX product lines, as well as all associated support and services. The transaction is subject to customary conditions to closing, including regulatory approvals, and is expected to close on or before April 1, 2008. The completion of the transaction is not subject to Macrovision stockholder approval. The press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Macrovision intends to use the proceeds from the transaction to reduce the debt funding requirements for its pending acquisition of Gemstar-TV Guide International, Inc. For the year ended December 31, 2007, Macrovision’s software business unit generated $112.9 million in revenues and $43.7 million in segment operating income. Macrovision does not allocate to its segments certain operating expenses, which it manages separately at the corporate level. These unallocated costs include charges for equity-based compensation, corporate marketing and administrative functions. Restructuring and asset impairment charges are not allocated to segments.

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a preliminary joint proxy statement-prospectus regarding the proposed Gemstar-TV Guide International, Inc. acquisition transaction and other documents regarding the proposed transaction with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to stockholders of each of Gemstar-TV Guide and Macrovision seeking their approval of matters in connection with the transaction. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus (when available) and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission incorporated by reference in the joint proxy statement/prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on March 20, 2007 and information regarding Gemstar-TV Guide’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on April 10, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated February 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: February 14, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel